EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8  of The LGL Group, Inc. of our report dated March 23, 2011, on our audits of the consolidated financial statements of The LGL Group, Inc. and Subsidiaries as of December 31, 2010 and 2009, and for the years then ended,  which report  is included in the Annual Report on Form 10-K of The LGL Group, Inc. for the year ended December 31, 2010.

/s/ J.H. Cohn LLP

Roseland, New Jersey

December 23, 2011